LOAN

AGREEMENT

December 23, 2020

Richard N. Jeffs (the “Lender”) of 11750 Fairtide Road, Ladysmith, BC V9G 1K5, advanced CDN$7,500 (the “Principal Sum”) to Cell MedX (Canada) Corp. (the “Borrower”) of 820 1130 Pender Street West. Vancouver, BC V6E 4A4. The Lender advanced the funds on December 23, 2020.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) calculated from December 23, 2020 (the “Effective Date”). The Borrower is liable for repayment of the Principal Sum, accrued Interest, and any additional costs that the Lender incurs in trying to collect the amount owed to him under the terms of this Loan Agreement.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Richard N. Jeffs	Cell MedX (Canada) Corp.

Per:	Per:

/s/ Richard N. Jeffs	/s/ Yanika Silina
Richard N. Jeffs	Yanika Silina, Director

PROMISSORY NOTE

Principal Amount: CDN$7,500	December 23, 2020

FOR VALUE RECEIVED Cell MedX (Canada) Corp., (the “Borrower”) promises to pay on demand to the order of Richard N. Jeffs (the “Lender”) the sum of $7,500 lawful money of Canada (the “Principal Sum”) together with the Interest accrued on the Principal Sum calculated from December 23, 2020 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 6 per cent per year. Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.2% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum, and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

Cell MedX (Canada) Corp.

Per:

/s/ Yanika Silina

Yanika Silina, Director